UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Caterpillar Financial Services Corporation
(Exact name of registrant as specified in its charter)
Delaware	37-1105865
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2120 West End Ave. Nashville, Tennessee	37203-0001
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each classto be so registered	Name of each exchange on whicheach class is to be registered
Medium-Term Notes, Series H, 3.300% Notes Due 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-195039
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrant’s Securities to be Registered.
The securities registered consist of $250,000,000 aggregate principal amount of Medium-Term Notes, Series H, 3.300% Notes Due 2024 (the “Notes”) of Caterpillar Financial Services Corporation (the “Company”). A description of the Notes is contained under the captions “Description of Debt Securities We May Offer” and “Description of Notes” set forth in the Company’s Prospectus and Prospectus Supplement, respectively, each dated April 4, 2014 (filed as part of its Registration Statement on Form S-3 (File No. 333-195039) and pursuant to Rule 424(b) under the Securities Act of 1933, as amended) and in the Company’s Pricing Supplement No. 3, dated June 2, 2014 (filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under File No. 333-195039), which descriptions are incorporated herein by reference.
Item 2.    Exhibits.

Exhibit Number	Description of Document
4.1
Form of Medium-Term Note (Fixed Rate) (filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-3 (File No. 333-195039) filed with the Commission on April 4, 2014 and incorporated herein by reference).

4.2.
Indenture, dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to the Company's Registration Statement on Form S-3, Commission File No. 33-2246).

4.3
First Supplemental Indenture, dated as of May 22, 1986, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, for the quarter ended June 30, 1986, Commission File No. 0-13295).

4.4
Second Supplemental Indenture, dated as of March 15, 1987, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company’s Current Report on Form 8-K, dated April 24, 1987, Commission File No. 0-13295).

4.5
Third Supplemental Indenture, dated as of October 2, 1989, amending the Indenture dated as of April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company’s Current Report on Form 8-K, dated October 16, 1989, Commission File No. 0-13295).

4.6
Fourth Supplemental Indenture, dated as of October 1, 1990, amending the Indenture dated April 15, 1985, between the Company and Morgan Guaranty Trust Company of New York, as Trustee (incorporated by reference from Exhibit 4.3 to the Company’s Current Report on Form 8-K, dated October 29, 1990, Commission File No. 0-13295).

4.7
Support Agreement, dated as of December 21, 1984, between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4.2 to the Company’s Form 10, as amended, Commission File No. 0-13295).

4.8
First Amendment to the Support Agreement dated June 14, 1995, between the Company and Caterpillar Inc. (incorporated by reference from Exhibit 4 to the Company’s Current Report on Form 8-K, dated June 14, 1995, Commission File No. 0-13295).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation

	By:	/s/ Leslie S. Zmugg
Dated: January 21, 2016		Leslie S. Zmugg
Secretary

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